Exhibit 99.1

FitLife Brands Announces Fiscal First Quarter 2015 Results

OMAHA, NE – (BUSINESS WIRE) – May 14, 2015 — FitLife Brands, Inc. (“FitLife”) (OTCBB: FTLF), an international provider of innovative and proprietary nutritional supplements for health conscious consumers marketed under the brand names NDS Nutrition Products™ (“NDS”) (www.ndsnutrition.com), PMD® (www.pmdsports.com), SirenLabs® (www.sirenlabs.com) and CoreActive® (www.coreactivenutrition.com) today announced results for its fiscal first quarter ended March 31, 2015.

Highlights for the quarter-ended March 31, 2015 include:

•	Net income, excluding non-cash stock compensation, which is a non-GAAP measure, was $360,148, or 9.4% of sales,
•	Gross margin was 41.0%, a 380 basis point increase over the comparable quarter last year,
•	Repurchased 120,354 shares of common stock at an average purchase price of $2.13 per share, and
•	Launch of Metis Nutrition on track for shipment to GNC corporate stores during the second quarter 2015.

As previously announced, revenue for the first quarter ended March 31, 2015 was $3.8 million, as compared to $6.3 million for the first quarter of 2014. Year-over-year revenue comparisons were impacted by the transition during 2014 to the GNC centralized distribution platform. This transition resulted in accelerated inventory purchases from many franchisees during the first half of 2014 and lower average selling prices in the first quarter of 2015, as compared to the same period last year. In addition, the Company also experienced an unexpected short-term supply disruption at the end of the first quarter, which contributed to an aggregate backlog, or accepted purchase orders pending shipment, of $1.3 million as of the beginning of the second quarter. This backlog is substantially larger relative to other periods.

For the first quarter 2015, gross margin was 41.0 percent of sales, a 380 basis point improvement from the comparable period last year. The improvement was primarily related to lower overall direct costs associated with the transition away from shipping direct to the stores, and towards GNC’s centralized distribution platform. Operating expenses were $1.6 million, as compared to $1.4 million during the same period last year. The increase was primarily due to substantially higher non-cash compensation expense of $402,411 related to the partial vesting of a previously issued stock grant, as well as an option grant for key employees. To a lesser extent, the increase was attributable to elevated expenses related to product rebates.  Excluding non-cash compensation expense from both comparable periods, general and administrative expense decreased 26.3% year over year to $529,835, which was primarily related to lower credit card fees in connection with the Company’s transition to GNC’s centralized distribution platform. The Company posted a net loss of ($42,263), or ($0.01) per diluted share, during the first quarter of 2015 versus net income of $0.9 million, or $0.10 per diluted share, during the comparable period last year. Net income for the quarter, excluding non-cash stock compensation, which is a non-GAAP measure, was $360,148, or $0.04 per diluted share.

The Company ended the first quarter with $4.4 million in cash, which is unchanged compared to the beginning of the year. At the end of the first quarter 2015, total long-term debt including the current portion was $1.8 million, a decrease of greater than 6% from the beginning of 2015.

“Despite disappointing first quarter sales comparisons, we continued to see strong sell through volumes at retail during the first quarter, a trend that is more indicative of the strength of our brands and shows that we are outperforming our industry peers,” said John Wilson, CEO of FitLife Brands. “We continue to provide innovative and differentiated premium products that drive strong brand loyalty and retail demand, a fact that is supported by our continued strong sell-through volumes at retail.  The first SKU of our new product line for GNC Corporate stores, Metis Nutrition, is on schedule to be shipped in June with a second SKU scheduled to launch the following month.  Additionally, we remain the leading third-party vendor measured by retail sales dollars within the GNC franchise system, and are enthusiastic about the opportunity to build on that success going forward.”

Following the issuance of this release, the Company will provide recorded comments which can be accessed on the FitLife Brands' website under the "Investor Relations" section.

About FitLife Brands
FitLife Brands is a marketer and manufacturer of innovative and proprietary nutritional supplements for health conscious consumers. FitLife markets over 60 different dietary supplements to promote sports nutrition, improved performance, weight loss and general health primarily through domestic and international GNC® franchise locations. FitLife is headquartered in Omaha, Nebraska. For more information please visit our new website at www.fitlifebrands.com.

Investor Relations Contact:
Three Part Advisors, LLC
David Mossberg, 817-310-0051
Jeff Elliott 972-423-7070

Forward-Looking Statement
Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to of the Company to continue to grow revenue; and the Company's ability to continue to achieve positive cash flow given the Company's existing and anticipated operating and other costs. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in The Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP net income, non-GAAP earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP net income excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook.

FITLIFE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
ASSETS:	March 31,	December 31,
	2015	2014

CURRENT ASSETS
Cash	$4,377,646	$4,353,699
Accounts receivable, net	2,385,357	1,685,623
Inventory	1,654,116	2,284,922
Deferred tax asset	689,000	689,000
Prepaid expenses and other current assets	55,921	47,202
Total current assets	9,162,040	9,060,446

PROPERTY AND EQUIPMENT, net	4,981	3,107

Intangible assets, net	982,432	1,037,369
Long-term investments	-	-
Deposits	3,048	3,048
TOTAL ASSETS	$10,152,502	$10,103,970

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$857,445	$813,600
Accrued expenses and other liabilities	172,504	152,736
Income tax payable	46,000	40,000
Line of Credit	437,089	437,089
Current portion of term loan agreement	511,608	507,031
Redemption of preferred stock payable	-	-
Total current liabilities	2,024,646	1,950,456

LONG-TERM DEBT	1,309,975	1,439,799

TOTAL LIABILITIES	3,334,621	3,390,255

CONTINGENCIES AND COMMITMENTS	-	-

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value, 150,000,000 shares authorized; 8,082,008 and 8,198,516 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	80,821	81,985
Subscribed common stock	380	38
Additional paid-in capital	26,427,641	26,280,388
Accumulated deficit	(19,690,960)	(19,648,697)
Total stockholders' equity	$6,817,881	$6,713,714

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,152,502	$10,103,970

FITLIFE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	(Unaudited)
	2015	2014

Revenue	$3,842,422	$6,333,076
Total	3,842,422	6,333,076

Cost of Goods Sold	2,266,711	3,976,400
Gross Profit	1,575,711	2,356,677

OPERATING EXPENSES:
General and administrative	932,246	805,228
Selling and marketing	603,804	568,366
Depreciation and amortization	55,277	56,448
Total operating expenses	1,591,326	1,430,042
OPERATING INCOME	(15,614)	926,636

OTHER (INCOME) AND EXPENSES
Interest expense	20,648	25,018
Other income	-	(87,500)
Gain on extinguishment of debt	-	-
Loss on the sale of assets	-	-
Total other (income) expense	20,648	(62,482)

INCOME TAXES (BENEFIT)	6,000	95,771

NET INCOME	$(42,263)	$893,346

NET INCOME PER SHARE:
Basic	$(0.01)	$0.11

Diluted	$(0.01)	$0.10

Basic	8,184,126	8,138,018

Diluted	8,184,126	8,527,826

FITLIFE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	(Unaudited)
	2015	2014

Net income	$(42,263)	$893,346
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55,277	56,448
Common stock and options issued for services	402,411	86,335
Gain on write-up of investment	-	(137,500)
Changes in operating assets and liabilities:
Accounts receivable	(699,734)	(1,415,659)
Inventory	630,806	826,634
Prepaid expenses	(8,719)	(988)
Deposits	-	-
Accounts payable	43,845	(189,003)
Accrued liabilities	19,768	(91,371)
Income tax payable	6,000	44,000
Net cash provided by / (used in) operating activities	407,391	72,242

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,214)	-
Long-term investment	-	50,000
Repurchases of common stock	(255,981)	-
Net cash provided by / (used in) investing activities	(258,196)	50,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable	(125,247)	(120,862)
Net cash provided by / (used in) financing activities	(125,247)	(120,862)

INCREASE (DECREASE) IN CASH	23,948	1,380
CASH, BEGINNING OF PERIOD	4,353,699	3,305,179
CASH, END OF PERIOD	$4,377,646	$3,306,559

Supplemental disclosure operating activities

Cash paid for interest	$20,648	$25,018

Non-GAAP Net Income (Loss) and EPS
(In $000’s, except per share)

	Three Months Ended March 31,
	2015	2014

Net Income (loss)	$(42)	893

Non-GAAP Net Income (Loss) Reconciliation Adjustments:

Stock based compensation	402	86

Non-GAAP Net Income	$360	$979

Weighted average shares, diluted	8,184,126	8,527,826
Non-GAAP EPS, diluted	$0.04	$0.10